Exhibit 10.28
EXECUTION COPY
THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO 180 CONNECT INC. THAT SUCH REGISTRATION IS NOT REQUIRED.
Right to Purchase 450,000 Shares of Common Stock of
180 Connect Inc.
(subject to adjustment as provided herein)
AMENDED AND RESTATED COMMON STOCK PURCHASE WARRANT

No. 002	Issue Date: as of July 2, 2007
     180 Connect Inc., a Delaware corporation (“180 Connect”), hereby certifies that, for value received, CREATIVE VISTAS, INC. or assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company (as defined herein) from and after the Issue Date of this Warrant and at any time or from time to time before 5:00 p.m., New York time, on July 2, 2012 (the “Expiration Date”), up to 450,000 fully paid and nonassessable shares of Common Stock (as hereinafter defined), at the applicable Exercise Price (as defined below) per share. The number and character of such shares of Common Stock and the applicable Exercise Price per share are subject to adjustment as provided herein. The Company (as defined herein) will have no obligation to pay the Holder any cash or other consideration or otherwise “net cash settle” the Warrant. Accordingly, the Warrant may expire or be redeemed unexercised and may be deprived of any value.
     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:
     (a) The term “Company” shall include 180 Connect and any corporation which shall succeed, or assume the obligations of, 180 Connect hereunder.
     (b) The term “Common Stock” includes (i) the issued and outstanding common shares in the capital of the Company and (ii) any other securities into which or for which any of the securities described in the preceding clause (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     (c) The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.
     (d) The “Exercise Price” applicable under this Warrant shall be a price of US$0.01 per share.
     (e) The term “Purchase Agreement” means that certain Security and Purchase Agreement dated as of July 31, 2006 between 180 Connect Inc., Mountain Center, Inc., JJ&V Communications, Inc., Tumbleweed HS Inc., Piedmont Telecommunications, Inc., 180 Digital Interiors, Inc., HD Complete, Inc., Ironwood Communications Inc., and Queens Cable Contractors, Inc. and the Holder, as such may be amended, supplemented, modified or restated from time to time.
     (f) The term “Exchange Rate” means, in relation to any amount of currency to be converted into US dollars pursuant to this Warrant, the US dollar exchange rate as published in the Wall Street Journal from time to time.
     All other defined terms have the meaning attributed to them in the Purchase Agreement.
     All amounts owing under this Warrant, the Purchase Agreement or any related agreement shall be paid in US dollars. All amounts denominated in other currencies shall be converted in the US dollar equivalent amount in accordance with the Exchange Rate on the relevant date of calculation.
1. Exercise of Warrant.
     1.1 Number of Shares Issuable upon Exercise. From and after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of an original or fax copy of an exercise notice in the form attached hereto as Exhibit A (the “Exercise Notice”), shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.
     1.2 Fair Market Value. For purposes hereof, the “Fair Market Value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:
     (a) If the Company’s Common Stock is traded on a stock exchange, then the volume weighted average of the closing or last sale price reported for the twenty (20) trading days immediately preceding the Determination Date.
     (b) If the Company’s Common Stock is not traded on a stock exchange but is quoted on the NASD OTC Bulletin Board, then the mean of (i) the average of the closing bid price and (ii) the average of the closing ask price, in each case reported for the twenty (20) trading days immediately preceding the Determination Date.
     (c) Except as provided in clause (d) below, if the Company’s Common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then in effect of the American Arbitration Association before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

     (d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of the Warrant are outstanding at the Determination Date.
     1.3 Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.
     1.4 Limitation on Sale of Common Stock. Holder shall not on or before July 2, 2008 sell any of the Common Stock issuable upon exercise of this Warrant.
2. Procedure for Exercise.
     2.1 Delivery of Stock Certificates, Etc., on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the owner of record of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares in accordance herewith. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) shall instruct its transfer agent for the Common Stock to issue in the name of and deliver to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise bearing a legend substantially in the form of the legend set forth on the first page of this Warrant, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.
     2.2 Exercise. Payment may be made either (i) in cash or by certified or official bank cheque payable to the order of the Company equal to the applicable aggregate Exercise Price, (ii) by surrender of all or a portion of this Warrant in accordance with the formula set forth below in this Section 2.2, or (iii) by a combination of any of the foregoing methods, for the number of Common Shares specified in such Exercise Notice (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder in accordance with the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein. Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X=Y	x	(A-B)
A

Where X =	the number of shares of Common Stock to be issued to the Holder

Y =	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A =	the Fair Market Value of one share of the Company’s Common Stock (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)
3. Effect of Reorganization, Etc.; Adjustment of Exercise Price.
     3.1 Reorganization, Consolidation, Merger, Etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, the Holder shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.
     3.2 Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, concurrently with any distributions made to holders of its Common Stock, shall at its expense deliver or cause to be delivered to the holder the stock and other securities and property (including cash, where applicable) receivable by the Holder of the Warrant pursuant to Section 3.1, net of the aggregate Exercise Price.

     3.3 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 3, then the Company’s securities and property (including cash, where applicable) receivable by the Holders of the Warrant will be delivered to the Holder as contemplated by Section 3.2.
4. Extraordinary Events Regarding Common Stock.
     In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Exercise Price in effect immediately after the adjustment referred to in the first sentence of this Section 4.
5. Certificate as to Adjustments.
In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) stock, securities and other property to be received or received by holders of Common Stock upon a transaction contemplated by Section 3.1 or a dissolution contemplated by Section 3.2 in the ratio of subdivision or combination contemplated by Section 4 or the number of shares and Common Stock issued as a dividend or distribution as contemplated by Section 4, (a) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (b) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant.

6. Reservation of Stock, Etc. Issuable on Exercise of Warrant.
The Company is authorized to issue an unlimited number of shares of Common Stock. If after the Closing Date, the Company amends its articles or certificate of incorporation or similar charter document to limit the number of shares of Common Stock that the Company is authorized to issue, it shall at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.
7. Assignment; Exchange of Warrant.
Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered Holder hereof (a “Transferor”) in whole or in part. On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”), together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws (which shall include, without limitation, the provision of a legal opinion from the Transferor’s counsel reasonably acceptable to the Company’s counsel that such transfer is exempt from the prospectus and registration or equivalent requirements of applicable securities laws) and with payment by the Transferor of any applicable transfer taxes, the Company will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor. Each new Warrant evidencing this Warrant so transferred shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant unless such legend has, by its terms, expired.
8. Replacement of Warrant.
On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.
9. Maximum Exercise.
Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Warrant an amount that would be convertible into that number of shares of Common Stock which, when added to the number of shares of Common Stock otherwise beneficially owned by the Holder including those issuable upon exercise of convertible securities, warrants or options held by the Holder, would exceed 9.99% of the outstanding shares of Common Stock of the Company at the time of exercise. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Regulation 13d-3 thereunder.

10. Transfer on the Company’s Books.
Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.
11. Notices, Etc.
     All notices and other communications from the Company to the Holder of this Warrant shall be personally delivered, sent by confirmed telex or facsimile or delivered by nationally recognized overnight courier at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Warrant who has so furnished an address to the Company.
12. Miscellaneous.
     This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought and, if registered, with the approval of the stock exchange on which the Common Stock is listed for trading. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought concerning the transactions contemplated by this Warrant may be brought in the state courts of New York or in the federal courts located in the state of New York. The individuals executing this Warrant on behalf of the Company agree to submit to the non-exclusive jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enter a judgment or other court ruling in favour of the Holder. The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favour any party against the other party.

13. Rights of the Holder
     Prior to the exercise of this Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions or to receive any notice of meeting of shareholders or any notice of any proceedings of the Company except as may be specifically provided for herein.
14. Amendment and Restatement
     This Amended and Restated Common Stock Purchase Warrant amends and restates in its entirety, and is given in substitution for and not in satisfaction of, that certain Common Stock Purchase Warrant No. 002, dated July 2, 2007 issued by the Company in favor of Laurus Master Fund, Ltd.
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SIGNATURE PAGE FOLLOWS.]

     IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

180 Connect Inc., a Delaware corporation
By:
Name:
Title:

By:
Name:
Title:

Common Stock Purchase Warrant Signature Page

EXHIBIT A
FORM OF SUBSCRIPTION
(To Be Signed Only On Exercise Of Warrant)
TO:     180 Connect Inc.
           Attention:     Chief Financial Officer
          The undersigned, pursuant to the provisions set forth in the attached Warrant (No.___), hereby irrevocably elects to purchase (check applicable box):

_________	_________shares of the Common Stock covered by such Warrant; or

_________	the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.
     The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is US$______. Such payment takes the form of (check applicable box or boxes):

_________	US$______in lawful money of the United States; and/or

_________	the cancellation of such portion of the attached Warrant as is exercisable for a total of _________shares of Common Stock (using a Fair Market Value of US$ per share for purposes of this calculation); and/or

_________	the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2.2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.
     The undersigned requests that the certificates for such shares be issued in the name of, and delivered to _________whose address is _________.
     The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made in reliance upon available exemptions from the prospectus and registration or equivalent requirements of applicable securities legislation.

Dated:

(Signature must conform to name of Holder as specified on the face of the Warrant)

Address:

A-1

EXHIBIT B
FORM OF TRANSFEROR ENDORSEMENT
(To Be Signed Only On Transfer Of Warrant)
     For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of 180 Connect Inc. into which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of 180 Connect Inc. with full power of substitution in the premises.

		Percentage	Number
Transferees	Address	Transferred	Transferred

Dated:

(Signature must conform to name of Holder as specified on the face of the Warrant)

Address:

SIGNED IN THE PRESENCE OF:

(Name)

ACCEPTED AND AGREED:
[TRANSFEREE]

(Name)

B-1